UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

General Binding Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-02604	36-0887470

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One GBC Plaza, Northbrook, Illinois 60062

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (847) 272-3700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 16, 2005, Fortune Brands, Inc. (“Fortune Brands”) and General Binding Corporation (“GBC”) issued a press release announcing an agreement for Fortune Brands to spin-off its ACCO World Corporation office products unit (“ACCO”) to Fortune Brands’ stockholders to be followed immediately by the merger of a subsidiary of ACCO with and into GBC. A copy of the joint press release is included herein as Exhibit 99.1 and is incorporated herein by reference. The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

This material is not a substitute for the registration statement ACCO and GBC will file with the Securities and Exchange Commission in connection with the transaction, or the proxy statement/prospectus-information statement to be mailed to stockholders. Investors are urged to read the proxy statement/prospectus-information statement which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus-information statement and other documents which will be filed by Fortune Brands, ACCO and GBC with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to ACCO World Corporation, 300 Tower Parkway, Lincolnshire, IL, 60069, Attention: Investor Relations; or by directing a request when such a filing is made to General Binding Corporation, One GBC Plaza, Northbrook, IL, 60062, Attention: Investor Relations.

GBC, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation will be set forth in the proxy statement/prospectus-information statement when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Joint Press Release of Fortune Brands and GBC, dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL BINDING CORPORATION

March 16, 2005	By:	/s/ Steven Rubin

Steven Rubin Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release of Fortune Brands and GBC, dated March 16, 2005.